Exhibit 99.1

Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2013 Financial Results

New York, NY – December 9, 2013

Financial Results for the Quarter and Year ended September 30, 2013

Fourth Quarter Highlights

•	Declared a dividend of $0.37 per share
•	Net investment income of $0.41 per share
•	Net income of $0.43 per share
•	Net asset value (NAV) of $12.70 per share
•	Gross investment originations of $106.0 million
•	Completed 6.9 million share offering in September for net proceeds of $86.6 million

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $749.2 million at September 30, 2013. During the quarter ended September 30, 2013, the Company originated $106.0 million of new investments and had $47.5 million of repayments resulting in net investment originations of $58.5 million. As of September 30, 2013, the Company had investments in securities of 57 portfolio companies with approximately 65.2% consisting of senior secured first lien investments, 33.2% consisting of senior secured second lien investments, 0.1% in unsecured debt, 0.4% in equities / warrants and 1.1% consisting of cash and cash equivalents. As of September 30, 2013, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 13.8%.

Results of Operations: Three Months Ended September 30, 2013

The Company reported net investment income and net income of $0.41 per share and $0.43 per share, respectively, calculated based upon the weighted average shares outstanding, for the three months ended September 30, 2013. As of September 30, 2013, the Company’s NAV was $12.70 per share.

Investment Income

For the three months ended September 30, 2013, gross investment income was $27.5 million and consisted of $21.7 million of portfolio interest income and $5.8 million of other fee income.

Expenses

For the three months ended September 30, 2013, total expenses were $13.1 million and consisted of the following: base management fees of $3.3 million, incentive fees of $3.6 million, interest and financing expenses of $4.2 million, professional fees of $0.7 million, administrator expenses of $0.7 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.5 million.

Net Investment Income

The Company reported net investment income of $14.4 million, or $0.41 on a weighted average per share basis, for the quarter ended September 30, 2013.

Net Realized and Unrealized Gains/Losses

For the three months ended September 30, 2013, the Company reported net realized gains of $23,382 and net unrealized appreciation of $0.7 million.

Results of Operations: Year Ended September 30, 2013

The Company reported net investment income and net income of $1.53 per share and $1.30 per share, respectively, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2013.

Investment Income

For the year ended September 30, 2013, gross investment income was $89.0 million and consisted of $73.2 million of portfolio interest income and $15.8 million of other fee income.

Expenses

For the year ended September 30, 2013, total expenses were $42.6 million and consisted of the following: base management fees of $10.9 million, incentive fees of $11.6 million, interest and financing expenses of $13.4 million, professional fees of $1.8 million, administrator expenses of $2.5 million, directors fees of $0.5 million, and other general and administrative related expenses of $1.9 million.

Net Investment Income

The Company reported net investment income of $46.4 million, or $1.53 on a weighted average per share basis, for the year ended September 30, 2013.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2013, the Company reported net realized gains of $0.3 million and net unrealized depreciation of $7.2 million.

Liquidity and Capital Resources

As of September 30, 2013, the Company had cash and cash equivalents of $8.6 million and $2.5 million of debt outstanding under its $245.0 million senior secured revolving credit facility.

As of September 30, 2013, the Company had $120 million of debt outstanding under its senior secured term loan credit facility, $30.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

On September 25, 2013, the Company closed $15.0 million of additional commitment to the senior secured revolving credit facility resulting in total commitments to the senior secured revolving credit facility of $245.0 million and $ 5.0 million of additional commitment to the secured term loan credit facility resulting in total commitments to the secured term loan credit facility of $120.0 million. The increase in total commitments was the result of the addition of one new lender which further diversifies our lending relationships.

Dividend Declaration

On October 30, 2013, the Company’s board of directors declared a quarterly dividend of $0.37 per share payable on December 13, 2013 to holders of record as of November 22, 2013.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, December 10, 2013.

All interested parties may participate in the conference call by dialing (800) 299-8538 approximately 5-10 minutes prior to the call: international callers should dial (617) 786-2902. Participants should reference Medley Capital Corporation and the participant passcode of 20579980 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	September 30, 2013	September 30, 2012
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $748,406 and $394,482, respectively)	$740,097	$393,741
Affiliated investments (amortized cost of $9,284 and $8,679, respectively)	9,140	8,208
Total investments at fair value	749,237	401,949
Cash and cash equivalents	8,558	4,894
Interest receivable	9,608	3,940
Deferred financing costs, net	8,523	4,652
Other assets	249	232
Deferred offering costs	218	104

Total assets	$776,393	$415,771

LIABILITIES
Revolving credit facility payable	$2,500	$15,000
Term loan payable	120,000	55,000
Notes payable	103,500	40,000
SBA debentures payable	30,000	-
Payable for investments purchased	54	10,212
Management and incentive fees payable, net	6,900	3,515
Accounts payable and accrued expenses	1,305	924
Administrator expenses payable	701	466
Deferred revenue	256	174
Interest and fees payable	1,156	1,048
Due to affiliate	82	13
Offering costs payable	105	80

Total liabilities	$266,559	$126,432

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
40,152,904 and 23,110,242 common shares issued and outstanding, respectively	$40	$23
Capital in excess of par value	506,062	285,012
Accumulated undistributed net investment income	12,185	5,560
Accumulated net realized gain (loss) from investments	-	(45)
Net unrealized appreciation (depreciation) on investments	(8,453)	(1,211)
Total net assets	509,834	289,339

Total liabilities and net assets	$776,393	$415,771

NET ASSET VALUE PER SHARE	$12.70	$12.52

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended September 30		For the year ended September 30
	2013	2012	2013	2012

INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$21,266	$11,414	$71,649	$35,376
Affiliated investments	387	960	1,499	2,974
Total interest income	21,653	12,374	73,148	38,350
Interest from cash and cash equivalents	2	2	8	5
Other fee income	5,818	1,689	15,835	6,165
Total investment income	27,473	14,065	88,991	44,520

EXPENSES
Base management fees	3,311	1,739	10,918	5,521
Incentive fees	3,589	1,776	11,600	5,886
Interest and financing expenses	4,165	2,120	13,448	5,011
Administrator expenses	701	465	2,475	1,540
Professional fees	686	498	1,846	1,600
Directors fees	147	103	461	481
Insurance	166	122	377	465
General and administrative	353	139	1,316	511
Organizational expense	-	-	151	-
Expenses before management fee waiver	13,118	6,962	42,592	21,015
Management fee waiver	-	-	-	(41)
Total expenses net of management fee waiver	13,118	6,962	42,592	20,974
Net investment income before excise taxes	14,355	7,103	46,399	23,546
Excise tax expense	-	-	-	(36)
NET INVESTMENT INCOME	14,355	7,103	46,399	23,510

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	23	(138)	261	(44)
Net unrealized appreciation/(depreciation) on investments	747	372	(7,242)	(1,062)
Net gain/(loss) on investments	770	234	(6,981)	(1,106)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$15,125	$7,337	$39,418	$22,404

WEIGHTED AVERAGE - BASIC AND DILUTED
EARNINGS PER COMMON SHARE	$0.43	$0.37	$1.30	$1.25
WEIGHTED AVERAGE - BASIC AND DILUTED NET
INVESTMENT INCOME PER COMMON SHARE	$0.41	$0.36	$1.53	$1.31
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED (SEE NOTE 10)	34,881,365	19,702,818	30,246,247	17,919,310

DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$0.36	$1.45	$1.20

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777